UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

PROLOGIS, INC.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of Prologis, Inc. (the “Company”) approved the amendment and restatement of the Company’s bylaws to adopt proxy access provisions, effective September 21, 2016. The amendment and restatement of the Company’s bylaws, among other things, provides that, subject to certain requirements, a stockholder, or a group of up to 20 stockholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years, can require the Company to include in its proxy materials for annual meeting director nominations for up to 20% of the number of directors up for election, rounding down to nearest whole number, or two directors, whichever is greater. The amendment and restatement also removed certain provisions of the bylaws that are no longer applicable.

The foregoing summary of the Eighth Amended and Restated Bylaws is qualified in its entirety by reference to the text of the bylaws, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws of Prologis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prologis, Inc.
(Registrant)

Date: September 22, 2016	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws of Prologis, Inc.